UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):        November 17, 2015

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2015, DARA BioSciences, Inc. (the “Company”), received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s failure to regain compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 5550(a)(2), the Nasdaq staff has determined to delist the Company’s common stock from the Nasdaq Capital Market.

Nasdaq’s delisting determination will not immediately result in the delisting of the Company’s common stock. The Company plans to appeal its delisting by requesting a hearing before Nasdaq’s Hearings Panel (the “Panel”). The Company’s request for a hearing must be received by Nasdaq no later than 4:00 p.m. Eastern time on November 24, 2015. Under Nasdaq rules, the hearing request will stay the delisting action pending the issuance of a final decision by the Panel. There can be no assurance the Panel will grant the Company’s request for continued listing.

As previously reported, on June 3, 2015, the Company entered into a merger agreement (the “Merger Agreement”) with Midatech Pharma PLC (“Midatech”) and certain other parties thereto, pursuant to which, among other things, the Company would merge into a subsidiary of Midatech. The Merger Agreement contemplates that, in connection with the closing of the Merger Agreement, the Company’s common stock would be delisted from Nasdaq and Midatech Depositary Shares would begin publicly trading on Nasdaq under the symbol “MTP”.  The closing of the Merger Agreement is contingent upon adoption of the Merger Agreement by the Company’s common stockholders.  The Company’s common stockholders are scheduled to vote on such adoption on December 2, 2015, at a special meeting of stockholders.  The Company expects to complete the proposed merger as soon as practicable following stockholder approval.

If the proposed merger is not completed, the Company expects to take additional steps intended to keep the Company’s common stock listed on the Nasdaq Capital Market. The Company may propose a reverse stock split in order to increase the Company’s stock price above the minimum bid price.  There can be no assurances that the Company would be successful in regaining compliance with Nasdaq’s minimum bid price requirement, or that the Company would be able to maintain compliance with Nasdaq’s other continued listing requirements or remain listed on the Nasdaq Capital Market.

If the Panel denies the Company’s appeal, the Company’s common stock will be delisted and removed from registration on the Nasdaq Capital Market. If the Company’s stock is delisted, the Company expects that its common stock will trade on the OTC Bulletin Board and/or the “Pink Sheets” following the approval of an application by one or more market makers to quote the Company’s common stock.

Forward-Looking Statements

Certain statements in this Form 8-K regarding the Merger Agreement and the transactions contemplated thereby, the special meeting of the Company’s stockholders scheduled for December 2, 2015, the expected timetable for completing the merger, expectations regarding Nasdaq’s delisting and hearing processes, the Company’s prospects to regain compliance with Nasdaq’s continuing listing standards and remain listed on the Nasdaq Capital Market, and any other statements regarding the Company’s or Midatech’s expected performance constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company regarding future events and are subject to significant risks and uncertainty.  Investors and security holders are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  The Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by law.  It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of the Company’s stock.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.

The forward looking statements included in this Form 8-K are made only as of the date of this Form 8-K.  The Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Important Additional Information About the Transaction

This Form 8-K may be deemed to be solicitation material in respect of the proposed merger between Midatech and the Company. The proposed transaction will be submitted to the stockholders of DARA for their consideration. In connection with the proposed transaction, Midatech has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, as amended, that includes a definitive proxy statement of the Company and that also constitutes a prospectus of Midatech. The Company’s stockholders are urged to read the definitive proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You may obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about the companies, at the SEC’s web site (http://www.sec.gov). Copies of the definitive proxy statement/prospectus can be obtained, free of charge, by contacting DARA’s Investor Relations at (919) 872-5578 or by accessing DARA’s investor relations website at www.darabio.com.

Participants in the Solicitation

Midatech, DARA and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Midatech’s and DARA’s directors and executive officers is available the definitive proxy statement/prospectus, as amended, which was initially filed with the SEC on August 11, 2015, and other relevant materials filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: November 18, 2015	By:	/s/ Christopher G. Clement
	Name:	Christopher G. Clement
	Title:	Chief Executive Officer